Exhibit 99.1

Plug Reports Third Quarter Revenue of ~$201 Million, ~65 Percentage Point YoY Gross Margin Improvement, Record-Low Net Cash Usage with ~54% reduction sequentially

Revenue increases approximately 13% year over year as Plug advances sales growth, margin enhancement, and improved cash flows

SLINGERLANDS, N.Y., November 9, 2026 -- Plug Power Inc. (NASDAQ: PLUG), a global leader in comprehensive hydrogen solutions for the hydrogen economy, today reported third quarter 2026 results, delivering approximately $201 million in revenue, significant year-over-year gross margin improvement, and record-low quarterly net cash usage of approximately $28 million.

Results reflect continued progress across Plug’s three business priorities: sales growth, margin enhancement, and improved cash flows, supported by disciplined execution, and commercial progress across material handling, electrolyzers and hydrogen supply.

“Our third quarter results reflect continued progress toward a stronger, more profitable Plug,” said Jose Luis Crespo, Chief Executive Officer of Plug. “We grew revenue, improved margins, and significantly reduced cash usage through disciplined execution. Commercially, we advanced key customer projects, including our 280 MW Arcadia eFuels agreement and broader partnership covering more than 1 GW of potential projects. Our focus remains on improving operating leverage, delivering on customer commitments and building sustainable growth.”

Key Third Quarter Highlights

•	Revenue increased approximately 13% year over year to ~$201 million, compared with ~$177 million in Q3 2025.

•	Gross margin improved for the quarter to ~(3%), compared with ~(68%) in Q3 2025, reflecting cost reductions, improved operating leverage and lower inventory valuation adjustments.

•	Operating expenses declined approximately 69% year over year to ~$70 million, compared with approximately $229 million in Q3 2025, reflecting reduced unusual charges and continued execution of Project Quantum Leap.

•	GAAP Basic EPS was approximately $0.07, compared with $(0.31) in the prior-year period. The results for Q3 included non-cash mark-to-market gains associated with equity instruments of ~$192 million, or approximately $0.12 positive of an impact. This gain was the primary reason the EPS was positive this quarter, however, even without this impact, the adjusted EPS reflects underlying business improvement.

•	Net cash usage, defined as the net change in cash and cash equivalents (excluding restricted cash) for the quarter, improved to approximately $28 million, compared with approximately $61 million in Q2 2026, reflecting continued improvement in underlying business performance.

Commercial & Operational Execution

Plug continued advancing customer commitments and commercial opportunities across its core businesses, supporting near-term performance and its pipeline for 2027 and beyond.

Material Handling

Plug’s material handling business continues to demonstrate the value of hydrogen fuel cells in high-throughput operations. GenDrive’s fast fueling, consistent power, and high utilization help customers reduce downtime, labor, and infrastructure costs while supporting recurring equipment, service, and hydrogen demand.

Quarter Highlights

•	Deployed 1,136 GenDrive fuel cell units in the quarter, more than doubling deployments of 540 units in Q3 2025 (up 110% year over year).

•	Service margin was ~31% positive for the quarter. The Company has seen continued improvement in unit performance, driven by increased reliability, and in turn this is enabling the Company to increase units per service tech, which drives improved overhead leverage.

•	Next-Generation GenDrive Innovation: During the third quarter, Plug advanced development of next-generation GenDrive fuel cell solutions designed to improve efficiency, extend stack life, and increase reliability. These enhancements are expected to improve customer economics and fleet uptime while supporting new orders and fleet refresh opportunities.

GenEco Electrolyzers

Plug continued advancing its global electrolyzer opportunity funnel, converting commercial opportunities into projects across sustainable fuels, ammonia production, and industrial hydrogen applications.

Quarter Highlights

•	Arcadia eFuels: Signed a 280 MW GenEco electrolyzer supply agreement for Project ENDOR in Denmark for e-SAF production, alongside a strategic cooperation agreement positioning Plug as the preferred supplier for more than 1 GW of potential e-SAF projects across Europe and the Americas.

•	Orica: Secured a 50 MW GenEco electrolyzer order for Australia’s Hunter Valley Hydrogen Hub following the project’s final investment decision (FID), advancing one of Australia’s largest renewable hydrogen developments into execution.

•	HWR Hydrogen: Shipped a 1 MW GenEco electrolyzer to New Zealand to support hydrogen production for heavy-duty transportation.

•	Iberdrola and Galp: Continued execution and commissioning activities for the 25 MW Iberdrola-bp project in Spain and the 100 MW Galp project in Portugal.

European Market Opportunity

Europe remains a strategic growth market for Plug. The implementation of the Renewable Energy Directive (RED III), along with energy security and energy independence, priorities are strengthening demand signals for renewable hydrogen in refining, transportation, and sustainable aviation fuels.

With established customer relationships and major deployments across Europe, including Galp, Iberdrola-bp and Carlton Power, Plug is positioned to compete as regulatory momentum, resilience, and energy security priorities and infrastructure development support future investment decisions.

Hydrogen Production

Plug continued optimizing its integrated hydrogen production network, focusing on improving fuel economics, and supporting recurring customer demand.

Quarter Highlights

•	Fuel revenue increased ~6% year over year to ~$38 million, reflecting continued growth in the hydrogen product line across Plug’s expanding customer base.

•	Fuel gross margin improved to ~(52%) from ~(79%) in the prior-year quarter, driven by increased average selling prices, lower average cost of purchase fuel, improved plant utilization, production efficiency, and hydrogen network optimization.

•	The Company continues to advance initiatives focused on reducing hydrogen product and logistics costs and improving network efficiency to strengthen its margin profile, with further progress expected in the coming quarters.

Balance Sheet & Liquidity

Plug continued strengthening its financial foundation through improved operating performance, disciplined cash management, and reduced capital requirements.

•	Net cash usage declined to approximately $28 million, a reduction of approximately 54% sequentially. Based on the current forecast, the Company anticipates that cash usage may be relatively flat for Q4 2026.

•	Cash and cash equivalents, excluding restricted cash, totaled approximately $134 million at quarter-end.

•	No proceeds were raised through the Company’s ATM program or other equity or debt capital raises during the quarter.

The improvement in net cash usage reflects underlying business performance rather than capital raising activities. Plug remains focused on sustaining this progress through improved operating leverage, working capital management, and disciplined capital expenditures.

Outlook

Plug remains focused on its 2026 revenue growth guidance of 15% to 16% and its target of positive EBITDAS in Q4 2026, supported by executing on its pipeline, improving margins, continued cost discipline, and overall commercial execution.

Growing energy demand, European regulations and energy security priorities continue to drive hydrogen adoption. These opportunities will be explored at “Plug Symposium 2026: Strengthening Energy Security. Powering Energy Independence.”, a global digital broadcast on November 19, from 9:00 a.m. to 12:00 p.m. ET, featuring customers, industry leaders and Plug executives discussing energy security, grid resilience, regulations and real-world hydrogen projects. Register for Plug Symposium 2026 at https://event.on24.com/wcc/r/5510703/EA51E05DFD0F47F65DAD28347B3A226D.

Earnings Call Details

Plug will host a conference call and webcast to discuss third quarter results and business outlook.

•	Date: Monday, November 9, 2026

•	Time: 4:30 p.m. ET

•	Dial-in: 877-407-9221 (U.S. toll-free) / +1 201-689-8597 (international)

•	Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=9URvMjWv

A replay will be available following the call.

About Plug Power

Plug is building the global hydrogen economy with a fully integrated ecosystem spanning production, storage, delivery, and power generation. A first mover in the industry, Plug provides electrolyzers, liquid hydrogen, fuel cell systems, storage tanks, and fueling infrastructure to customers worldwide across material handling, industrial applications, and energy production, advancing energy independence and decarbonization at scale.

Plug has deployed electrolyzers on five continents, along with more than 76,000 fuel cell systems and 280+ fueling stations, and is the world’s largest user of liquid hydrogen. Its expanding generation network has 40 tons of hydrogen production capacity per day, supplying large-scale projects that redefine industrial power for customers globally.

Headquartered in New York, with employees and state-of-the-art manufacturing facilities around the world, Plug powers global leaders like BMW, BP, Walmart, Amazon, and Home Depot.

For more information, visit www.plugpower.com.

Safe Harbor

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical facts, including, without limitation, statements regarding Plug’s expected financial and operational performance; anticipated revenue growth, including the Company’s 2026 revenue growth guidance of approximately 15% to 16% and the fourth quarter revenue growth required to achieve it; the Company’s target of achieving positive EBITDAS in the fourth quarter of 2026; expected improvements in gross margin, operating leverage, operating efficiencies, and cost reductions, including reductions in hydrogen product and logistics costs and improvements in network efficiency; the Company’s progress toward profitability and becoming a stronger, more profitable company; anticipated cash burn, net cash usage, changes in cash and cash equivalents (including the Company’s expectation regarding cash and cash equivalents at the end of the fourth quarter of 2026), liquidity, the sufficiency of the Company’s capital to fund its operations, capital expenditures, and cash management initiatives; the Company’s ability to execute on its commercial objectives and customer commitments; expected demand for Plug’s products and services across material handling, electrolyzers, hydrogen production, and hydrogen supply; anticipated customer fleet refresh, upgrade, and replacement opportunities; expectations regarding future hydrogen production capacity and utilization; anticipated benefits from strategic initiatives and operational improvements, including Project Quantum Leap and the development, expected performance, and anticipated benefits of next-generation GenDrive fuel cell solutions; expected business performance during the fourth quarter and full year 2026 and expectations for 2027 and beyond; anticipated market opportunities, industry growth, and adoption of hydrogen technologies, including the expected effects of the Renewable Energy Directive (RED III) and energy security priorities on demand for renewable hydrogen in Europe; the Company’s competitive position; the Company’s electrolyzer opportunity funnel and the expected development, financing, timing, commissioning, and conversion of potential projects and customer agreements into orders and revenue, including the Arcadia eFuels supply agreement and strategic cooperation agreement and the potential projects contemplated by them; expectations and statements regarding Plug Symposium 2026 and related discussions concerning energy security, grid resilience, regulatory developments, hydrogen markets, and customer projects; and other statements regarding Plug’s future operating results, financial condition, business strategy, performance, prospects, objectives, plans, and opportunities, are forward-looking statements. Forward-looking statements may also be made during the Company’s conference call and webcast discussing these results, and any such statements are subject to the risks and uncertainties described in this press release and in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, among other things: whether the Company achieves its anticipated revenue growth, margin improvement, operating leverage, profitability, liquidity, and cash flow objectives, including its 2026 revenue growth guidance and its target of positive EBITDAS in the fourth quarter of 2026; the Company’s ability to achieve the substantial fourth quarter revenue growth required to meet its full-year 2026 guidance, including in light of the historically second-half-weighted cadence of its business and the timing of customer orders, installations, and deployments, which can cause significant variability in revenue from quarter to quarter; whether the Company is able to sustain recent reductions in cash burn, including the risk that its expectation regarding cash and cash equivalents at the end of the fourth quarter of 2026 is not realized because of the timing and amount of customer collections, vendor payments, inventory purchases, capital expenditures, debt and finance obligation payments, asset sale proceeds, releases of restricted cash, and litigation-related payments; the Company’s ability to manage working capital, operating expenses, and capital expenditures; whether anticipated customer demand, project activity, bookings, and commercial opportunities materialize as expected; whether awarded projects and opportunities successfully progress to implementation, revenue generation, and commercial operation; the Company’s ability to manufacture, deliver, deploy, and service its products in accordance with customer requirements and anticipated schedules; the development, testing, reliability, commercialization, and customer acceptance of next-generation products, including next-generation GenDrive fuel cell solutions, and the risk that anticipated customer fleet refresh, upgrade, or replacement programs are delayed, reduced in scope, or do not materialize as planned; the availability and price of hydrogen, electricity, natural gas, and other key inputs; the pace of market adoption of hydrogen technologies; changes in government policies, regulations, incentives, and funding programs, including the implementation and effect of European renewable energy regulation; supply chain disruptions, inflationary pressures, labor availability, and project execution risks; risks related to the Company’s future capital requirements and liquidity needs; the Company’s ability to obtain financing when needed and on acceptable terms; the Company’s history of net losses and negative cash flows from operations, its need for additional capital, and the dilution or other terms that may accompany any future financing; the Company’s indebtedness and finance obligations and restrictions on the use of restricted cash; the timing of customer collections, vendor payments, inventory purchases, asset sale proceeds, and capital expenditures, which can cause net cash usage to fluctuate significantly from period to period; the timing and completion of asset sales and the realization of expected proceeds; non-cash changes in the fair value of the Company’s convertible debt instruments and warrant liabilities, which can cause significant fluctuations in reported results; potential impairment charges and restructuring costs, and changes in estimates, including for inventory valuation and loss contracts; the timing of revenue recognition, customer acceptance, and contract modifications; the possibility that gross margin improvements are not sustained and are affected by product and project mix, inventory and other charges, warranty and service costs, changes in estimated loss contract accruals, and other non-recurring items; customer concentration and counterparty credit risk; delays or cancellations of customer projects, including as a result of customers’ failure to reach final investment decisions or secure financing or permits, and the risk that agreements that are non-binding or subject to conditions, including the Arcadia eFuels agreements, do not result in orders or revenue; the performance, commissioning, and acceptance of the Company’s products and projects; the outcome of pending litigation, including securities litigation and the First Solar judgment that is under appeal; tariffs and trade restrictions; and general market, economic, competitive, geopolitical, and regulatory conditions. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Plug’s business generally, see Plug’s public filings with the SEC, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2025, and Plug’s subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are available at www.sec.gov and in the Investors section of Plug’s website at www.ir.plugpower.com. The foregoing list of risks and uncertainties is not exhaustive, and additional risks that are not currently known to the Company or that the Company currently believes are immaterial may also adversely affect its results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Plug Power Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$134,131	$368,540
Restricted cash	146,287	186,746
Accounts receivable, net of allowance of $38,814 as of September 30, 2026 and $46,805 as of December 31, 2025	170,145	134,758
Inventory	472,426	520,968
Contract assets, net of allowance of $1,557 as of September 30, 2026 and $0 as of December 31, 2025	73,278	105,268
Assets held for sale	20,946	—
Prepaid expenses, tax credits, and other current assets	93,263	93,988
Total current assets	1,110,476	1,410,268

Restricted cash	322,571	438,698
Property, plant, and equipment, net	191,739	281,001
Right of use assets related to finance leases, net	38,098	44,852
Right of use assets related to operating leases, net	146,962	182,206
Equipment related to power purchase agreements and fuel delivered to customers, net	163,750	122,926
Contract assets	31,307	24,137
Intangible assets, net	26,359	29,228
Investments in non-consolidated entities and non-marketable securities	49,684	46,909
Other assets	23,060	14,343
Total assets	$2,104,006	$2,594,568

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$147,019	$168,744
Accrued expenses	119,602	128,010
Deferred revenue and other contract liabilities	66,340	66,742
Operating lease liabilities	49,939	70,407
Finance lease liabilities	16,445	10,934
Finance obligations	56,560	76,160
Current portion of convertible debt instruments, net	—	2,583
Current portion of long-term debt	192	626
Contingent consideration, loss accrual for service contracts, and other current liabilities (of which $0 was measured at fair value as of September 30, 2026 and $4,871 was measured at fair value as of December 31, 2025)	45,475	86,382
Total current liabilities	501,572	610,588

Deferred revenue and other contract liabilities	45,251	34,203
Operating lease liabilities	138,004	194,709
Finance lease liabilities	17,344	17,627
Finance obligations	138,148	191,806
Warrant liabilities	52,088	52,323
Convertible debt instruments, net	470,690	431,014
Long-term debt	1,161	1,306
Contingent consideration, loss accrual for service contracts, and other liabilities (of which $4,167 was measured at fair value as of September 30, 2026 and $6,906 was measured at fair value as of December 31, 2025)	28,367	57,678
Total liabilities	1,392,625	1,591,254

Stockholders’ equity:
Common stock, $.01 par value per share; 3,000,000,000 shares authorized as of September 30, 2026 and 1,500,000,000 shares authorized as of December 31, 2025; Issued (including shares in treasury): 1,400,004,604 as of September 30, 2026 and 1,394,241,538 as of December 31, 2025	14,001	13,943
Additional paid-in capital	9,254,997	9,186,314
Accumulated other comprehensive income	1,265	6,796
Accumulated deficit	(8,559,784)	(8,226,039)
Less common stock in treasury: 1,729,151 as of September 30, 2026 and 970,588 as of December 31, 2025	(4,583)	(2,945)
Total Plug Power Inc. stockholders’ equity	705,896	978,069
Non-controlling interest	5,485	25,245
Total stockholders’ equity	711,381	1,003,314
Total liabilities and stockholders’ equity	$2,104,006	$2,594,568

Plug Power Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

 (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net revenue:
Sales of equipment, related infrastructure and other	$105,739	$96,773	$266,659	$259,452
Services performed on fuel cell systems and related infrastructure	29,013	19,742	80,827	52,983
Power purchase agreements	27,710	24,604	80,932	71,447
Fuel delivered to customers and related equipment	38,110	35,912	113,377	99,768
Other	30	24	619	1,049
Net revenue	200,602	177,055	542,414	484,699
Cost of revenue:
Sales of equipment, related infrastructure and other	106,118	171,501	271,771	363,337
Services performed on fuel cell systems and related infrastructure	20,154	20,083	56,299	44,541
Benefit for loss contracts related to service	(10,393)	(4,343)	(33,881)	(6,287)
Power purchase agreements	32,175	45,573	107,323	140,777
Fuel delivered to customers and related equipment	57,889	64,392	169,276	189,382
Other	17	14	266	440
Total cost of revenue	205,960	297,220	571,054	732,190

Gross loss	(5,358)	(120,165)	(28,640)	(247,491)

Operating expenses:
Research and development	12,552	16,118	38,085	45,668
Selling, general and administrative	68,344	110,592	167,819	279,324
Gain on sale of property, plant, and equipment	(25,787)	—	(25,787)	—
Restructuring	—	5,519	1,609	25,637
Impairment	16,631	97,524	39,852	119,187
Change in fair value of contingent consideration	(1,845)	(1,129)	(1,368)	(13,116)
Total operating expenses	69,895	228,624	220,210	456,700

Operating loss	(75,253)	(348,789)	(248,850)	(704,191)

Interest income	2,065	4,316	8,502	15,314
Interest expense	(19,287)	(16,461)	(53,527)	(43,885)
Other (expense)/income, net	(1,087)	3,502	(7,200)	8,609
Gain/(loss) on extinguishment of convertible debt instruments and finance obligations	179	—	1,894	(9,127)
Change in fair value of convertible debt instruments	108,284	—	(36,733)	1,902
Change in fair value of debt	—	(2,719)	—	(6,127)
Change in fair value of warrant liabilities	84,166	—	235	—
Gain/(loss) on equity method investments and non-marketable securities	14	(3,262)	(1,131)	(51,482)

Income/(loss) before income taxes	$99,081	$(363,413)	$(336,810)	$(788,987)

Income tax expense	(44)	(92)	(292)	(104)

Net income/(loss)	$99,037	$(363,505)	$(337,102)	$(789,091)

Net loss attributable to non-controlling interest	(729)	(1,636)	(3,357)	(3,467)

Net income/(loss) attributable to Plug Power Inc.	$99,766	$(361,869)	$(333,745)	$(785,624)

Earnings/(loss) per share attributable to Plug Power Inc.:
Basic	$0.07	$(0.31)	$(0.24)	$(0.73)
Diluted	$(0.00)	$(0.31)	$(0.24)	$(0.73)

Weighted average number of common stock outstanding:
Basic	1,393,479,873	1,158,516,229	1,391,468,920	1,077,749,797
Diluted	1,537,229,859	1,158,516,229	1,391,468,920	1,077,749,797

Plug Power Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2026	2025
Operating activities
Net loss	$(337,102)	$(789,091)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Depreciation of long-lived assets	20,397	33,032
Amortization of intangible assets	2,736	6,019
Lower of cost or net realizable value inventory adjustments and provision for excess and obsolete inventory	22,358	99,626
Stock-based compensation	40,012	36,404
(Gain)/loss on extinguishment of convertible debt instruments and finance obligations	(1,894)	9,127
Provision for losses on accounts receivable	6,114	17,964
Amortization of discount of debt issuance costs on convertible debt instruments and long-term debt	3,233	377
Provision for common stock warrants	33,345	29,465
Impairment	39,852	119,187
Gain on sale of property, plant, and equipment	(25,787)	-
Impairment of right of use assets	-	3,936
Gain on extinguishment of operating lease liability	(6,568)	-
Recovery on service contracts	(48,105)	(40,101)
Change in fair value of contingent consideration	(1,368)	(13,116)
Change in fair value of convertible debt instruments	36,733	(1,902)
Change in fair value of debt	-	6,127
Change in fair value of warrant liabilities	(235)	-
Loss on equity method investments and non-marketable securities	1,131	51,482
Changes in operating assets and liabilities that provide/(use) cash:	-	-
Accounts receivable	(41,501)	15,870
Inventory	6,085	32,521
Contract assets	10,180	(3,946)
Prepaid expenses and other assets	(5,732)	31,557
Accounts payable, accrued expenses, and other liabilities	(39,101)	80,650
Deferred revenue and other contract liabilities	11,444	(86,981)
Payments of contingent consideration	(3,889)	(8,341)
Payments of operating lease liabilities, net	(42,863)	(17,058)
Net cash used in operating activities	(320,525)	(387,192)

Investing activities
Purchases of property, plant and equipment	(11,985)	(106,774)
Proceeds from sale of property, plant and equipment	41,035	-
Proceeds from sale of investment tax credit	36,148	-
Proceeds from sale of non-marketable security	750	-
Purchases of equipment related to power purchase agreements and equipment related to fuel delivered to customers	(41,592)	(9,804)
Cash paid for non-consolidated entities and non-marketable securities	(6,600)	(1,130)
Net cash provided by/(used in) investing activities	17,756	(117,708)

Financing activities
Payments of contingent consideration	(2,330)	(4,264)
Proceeds from public and private offerings, net of transaction costs	-	351,948
Payments of tax withholding on behalf of employees for net stock settlement of stock-based compensation	(1,638)	(705)
Proceeds from exercise of stock options	2,127	11
Contributions by non-controlling interest	300	1,525
Distributions to non-controlling interest	(16,474)	-
Principal payments on convertible debt instruments	(2,413)	(185,962)
Premium on principal of convertible debt instruments settled in cash	-	(3,832)
Proceeds from debt issuance	-	249,375
Principal payments on long-term debt	(1,039)	(11,399)
Cash paid for capitalized closing fees related to DOE loan guarantee	-	(13,666)
Principal repayments of finance obligations and finance leases	(63,641)	(69,947)
Net cash (used in)/provided by financing activities	(85,108)	313,084
Effect of exchange rate changes on cash	(3,118)	129
Decrease in cash and cash equivalents	(234,409)	(39,798)
Decrease in restricted cash	(156,586)	(151,889)
Cash, cash equivalents, and restricted cash beginning of period	993,984	1,040,709
Cash, cash equivalents, and restricted cash end of period	$602,989	$849,022

Footnotes to the Press Release

EBITDAS, which the Company defines as earnings before interest, income tax, depreciation, amortization and share-based expense, is a non-GAAP financial measure. The Company’s EBITDAS-positive target for Q4 2026 is a forward-looking non-GAAP financial measure that cannot be reconciled to the most directly comparable GAAP measure, net income (loss), without unreasonable efforts. This is because the Company is not able to forecast with reasonable accuracy certain items required for such reconciliation, including interest expense associated with financial arrangements, income taxes, and other non-cash or infrequent charges. These items are inherently uncertain, depend on future events outside of management’s control, and could materially affect the Company’s GAAP results. The Company provides this target to give investors insight into the direction of its operational objectives rather than as a prediction of GAAP earnings.